ANSLOW & JACLIN, LLP
                                   195 ROUTE 9
                                    SUITE 204
                               MANALAPAN, NJ 07726
                                  (732)409-1212

November 18, 2004

Mr. David L. Smith, Jr. 2720 N. Wesleyan Blvd.
Rocky Mount, North Carolina 27804

     Re:  Agreement between Roanoke Technology Corp. and David Smith

Dear Mr. Smith:

We represent Roanoke Technology Corp. ("Roanoke" or the "Company"). The following sets forth the agreement between David L. Smith, Jr. ("Smith") and Roanoke for the conversion of 100,000,000 shares of the Company's Common Stock owned by Smith into 10,000,000 shares of the Company's Class A Common Stock:

         1. Smith agrees to return 100,000,000 shares of the Company's Common Stock to the Company in consideration for the issuance 10,000,000 shares of the Company's Class A Common Stock.

         2. All notices, requests and instructions hereunder shall be in writing and delivered to each party at the addresses set forth above or to such other address as may from time to time be designated by a party hereto.

         3. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

         4. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

         5. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to agreements made and to be performed within the State of North Carolina without giving the effect to the conflict of law principals thereof.

         6. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

         7. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

Please sign below to acknowledge the acceptance of and agreements to, the terms of this Agreement

Very truly yours,

ANSLOW & JACLIN, LLP


By:  /s/ GREGG E. JACLIN
     ---------------------------------
         GREGG E. JACLIN

ACCEPTED AND AGREED TO BY:                     ACCEPTED AND AGREED TO BY:

                                               ROANOKE TECHNOLOGY CORP.


/s/ DAVID L. SMITH, JR.                        By: /s/ DAVID L. SMITH, JR
---------------------------                        ----------------------
    DAVID L. SMITH, JR.                                DAVID L. SMITH, JR
                                                       PRESIDENT